UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMERSON RADIO CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EMERSON RADIO CORP.

3 UNIVERSITY PLAZA, SUITE 405

HACKENSACK, NEW JERSEY 07601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 8, 2014

Dear Stockholder:

As a stockholder of Emerson Radio Corp., you are hereby given notice of and invited to attend in person or by proxy our 2014 Annual Meeting of Stockholders to be held at the law offices of Lowenstein Sandler LLP located 65 Livingston Avenue, Roseland, NJ 07068, on Wednesday, October 8, 2014, at 10:00 a.m. (local time).

At this year’s stockholders’ meeting, you will be asked to (i) elect seven directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, (ii) ratify the appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) as our independent registered public accountants for the fiscal year ending March 31, 2015 and (iii) transact such other business as may properly come before the meeting and any adjournment(s) thereof. Our Board of Directors unanimously recommends that you vote FOR each of the proposals listed. Accordingly, please give careful attention to these proxy materials.

Only holders of record of our common stock as of the close of business on September 3, 2014 are entitled to notice of and to vote at our annual meeting and any adjournment(s) thereof. Our transfer books will not be closed.

You are cordially invited to attend the annual meeting. Whether you expect to attend the annual meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the annual meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By Order of the Board of Directors,

/s/ Andrew L. Davis
Andrew L. Davis
Secretary

Hackensack, New Jersey

September 10, 2014

YOUR VOTE IS IMPORTANT.

PLEASE EXECUTE AND RETURN PROMPTLY THE

ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

EMERSON RADIO CORP.

3 University Plaza, Suite 405

Hackensack, New Jersey 07601

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 8, 2014

To Our Stockholders:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board of Directors” or “Board”) of Emerson Radio Corp., a Delaware corporation (“Emerson” or the “Company”), to be used at our Annual Meeting of Stockholders to be held at the law offices of Lowenstein Sandler LLP located at 65 Livingston Avenue, Roseland, NJ 07068, on Wednesday, October 8, 2014, at 10:00 a.m. (local time), or at any adjournment or adjournments thereof. Our stockholders of record as of the close of business on September 3, 2014 are entitled to vote at our annual meeting. We expect to begin mailing this proxy statement and the enclosed proxy card to our stockholders on or about September 10, 2014.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 8, 2014.

Our proxy materials, including our Proxy Statement for the 2014 Annual Meeting, 2014 Annual Report to Stockholders (which contains our Annual Report on Form 10-K for the year ended March 31, 2014) and proxy card, are available on the Internet at http://www.astproxyportal.com/ast/02008/.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The accompanying proxy card is designed to permit each of our stockholders as of the record date to vote on each of the proposals properly brought before the annual meeting. As of the record date, there were 27,129,832 shares of our common stock, par value $.01 per share, issued and outstanding and entitled to vote at the annual meeting. Each outstanding share of our common stock is entitled to one vote.

The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a “no” vote on all matters other than the election of directors. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter. Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (NYSE), such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Assuming that a quorum is present, directors will be elected by a plurality vote and the seven nominees who receive the most votes will be elected. There is no right to cumulate votes in the election of directors. As a result, abstentions and “broker non-votes” will not affect the outcome of the vote on this proposal. The election of directors is not considered to be a “routine” matter and brokers are not permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote the shares.

Assuming that a quorum is present, the ratification of the appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) as our independent registered public accountants for the fiscal year ending March 31, 2015 and approval of any other matter that may properly come before the annual meeting will require that an affirmative vote of a majority of the total votes be cast on these proposals, in person or by proxy, to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes”, if any, will not affect the outcome of the vote on these proposals. The proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence the Company does not expect that there will be a significant number of broker non-votes on such proposal.

As of the record date, September 3, 2014, The Grande Holdings Limited (In Liquidation) (“Grande”), a Bermuda corporation, has, together with S&T International Distribution Limited (“S&T”), a subsidiary of Grande, and Grande N.A.K.S. Ltd., a subsidiary of Grande (together with Grande, the “Reporting Persons”), filed, on July 9, 2014, a Schedule 13D/A with the SEC stating that, as of the filing date, the Reporting Persons had the shared power to vote and direct the disposition of 15,243,283 shares, or approximately 56.2%, of the outstanding common stock of Emerson. As a result, Emerson is a Controlled Company, as defined in Section 801(a) of the NYSE MKT Rules.

On May 31, 2011, upon application of a major creditor, the High Court of Hong Kong appointed Fok Hei Yu (who is also known by the anglicized name Vincent Fok), a current director and Chairman of the Board of the Company who has decided not to stand for re-election at this annual meeting, and Roderick John Sutton, both of FTI Consulting (Hong Kong) Limited (“FTI”), as Joint and Several Provisional Liquidators over Grande. Accordingly, as of May 31, 2011, the directors of Grande no longer have the ability to exercise control over Grande or the power to direct the voting and disposition of the 15,243,283 shares beneficially owned by Grande. Instead, Mr. Fok and Mr. Sutton, as Provisional Liquidators over Grande, currently have such power. In addition, on March 20, 2013, the Provisional Liquidators provided to Emerson a written statement that they are obligated to liquidate the 15,243,283 shares in the Company beneficially owned by Grande. However, in February 2014, the Provisional Liquidators for and on behalf of Grande issued a public announcement that Grande, among other things, had been in discussions with different investors to pursue a restructuring plan and the resumption of trading of Grande’s shares on the Hong Kong Stock Exchange (“HKSE”). In addition, in May 2014, the Provisional Liquidators for and on behalf of Grande issued a public announcement (the “Grande Public Announcement”), disclosing that on May 2, 2014, Grande, the Provisional Liquidators and a creditor of Grande entered into an agreement to implement a restructuring proposal (the “Grande Restructuring Proposal”) submitted by a creditor of Grande. Based on information contained within the Grande Public Announcement, if this Grande Restructuring Proposal is implemented, Mr. Christopher Ho, who served as the Company’s Chairman of the Board until November 2013 and is currently the sole director of Grande, and his associates would continue to have a majority interest in Grande. As disclosed in the Schedule 13D/A filed by the Reporting Persons on May 22, 2014, the Grande Restructuring Proposal includes a plan to re-list Grande on the HKSE and provides that many assets of Grande, including its shares of Emerson, would remain part of Grande. According to the Grande Public Announcement, the Grande Restructuring Plan will require approvals, consents and sanctions of the HKSE, courts in Hong Kong and Bermuda, and the creditors and shareholders of Grande. In addition, on June 11, 2014, Grande announced that it had received a summons issued by a creditor of Grande seeking the removal of the Provisional Liquidators.

It is not possible at this time to predict whether the Grande Restructuring Proposal will receive all necessary approvals, nor can there be any assurances regarding the timing, terms or effects of implementing this restructuring proposal or if the Provisional Liquidator(s) will be removed. However, even though the Provisional Liquidators continue to maintain the ability to exercise the power to direct the voting and disposition of shares, as long as the Provisional Liquidators are pursuing the restructuring proposal that would result in Grande retaining beneficial ownership of the 15,243,283 shares of Emerson common stock, the Provisional Liquidators may not be actively seeking to liquidate those shares. If the Grande Restructuring Proposal is completed as described within the Grande Public Announcement, it is expected that the 15,243,283 shares of Emerson common stock held of record by Grande’s subsidiary, S&T, would remain with S&T and that Grande would once again have the power to direct the voting and disposition of this 56.2% controlling interest in Emerson common stock. It is not possible at this time to predict what impact the removal of the Provisional Liquidators would have on the Grande Restructuring Proposal or Emerson and Emerson cannot predict nor provide any assurances regarding the possible effects on the Company, its shareholders, the trading price of its common stock or any other consequences that could result if the Grande Restructuring Proposal is approved and Grande again has the power to control Emerson.

The accompanying proxy card provides space for you to vote in favor of, or to withhold voting for: (i) the nominees for the Board of Directors identified herein and (ii) the ratification of the appointment of MSPC as independent registered public accountants of Emerson for the fiscal year ending March 31, 2015. The Company’s Board of Directors urges you to complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid for mailing in the United States.

When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card will vote the shares in accordance with the stockholder’s instructions. The Company has designated Andrew L. Davis and Barry Smith as proxies for the stockholders. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the names of the other persons to act as your proxies. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and vote at the annual meeting. Proxy cards so marked should not be mailed to us.

If you sign your proxy card and return it to the Company and you have made no specifications with respect to voting matters, your shares will be voted FOR: (i) the election of the nominees for director identified herein and (ii) the ratification of the appointment of MSPC as the Company’s independent registered public accountants for the fiscal year ending March 31, 2015 and, at the discretion of the proxies designated by the Company, on any other matter that may properly come before the annual meeting or any adjournment(s).

You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying our Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the annual meeting and casting a contrary vote. However, no revocation shall be effective unless at or prior to the annual meeting we have received notice of such revocation.

At least ten (10) days before the annual meeting, the Company will make a complete list of the stockholders entitled to vote at the annual meeting open to the examination of any stockholder for any purpose germane to the meeting. The list will be open for inspection during ordinary business hours at the Company’s offices located at 3 University Plaza, Suite 405, Hackensack, New Jersey 07601, and will also be made available to stockholders present at the meeting.

PROPOSAL I: ELECTION OF DIRECTORS

Seven directors are proposed to be elected at the annual meeting. If elected, each director will hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote.

On August 19, 2014, the Board of Directors nominated the following individuals for election as directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified: John Howard Batchelor, Lionel Choong, Duncan Hon, Gregory William Hunt, Mark Manski, Kareem E. Sethi, and Terence A. Snellings. Of the seven nominees named in this proxy statement, Messrs. Choong, Hon, Hunt, Manski, Sethi, and Snellings are members of the Company’s current Board of Directors and Mr. Batchelor is a new nominee. The Company has appointed Mr. Batchelor to serve as Chairman of the Board following this annual meeting. All nominees have consented to serve if elected and the Company has no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve, (i) the shares represented by the designated proxies will be voted for the election of a substitute as the Company’s Board of Directors may recommend, (ii) the Company’s Board of Directors may reduce the number of directors to eliminate the vacancy or (iii) the Company’s Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

The current Board of Directors nominated the individuals named below for election to our Board of Directors, and information regarding the background and qualifications of each of the nominees is set forth below. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about the nominees, including their ownership of securities issued by Emerson.

Name	Age	Year First Became Director	Principal Occupation or Employment
John Howard Batchelor	39	—

John Howard Batchelor is a Senior Managing Director in the Corporate Finance and Restructuring practice of FTI Consulting, a global advisory firm assisting companies protect and enhance enterprise value, a position he has held since 2010. Mr. Batchelor has more than 18 years of experience in corporate restructuring, transaction advisory, and corporate recovery, including extensive experience in extracting value for stakeholders from difficult and illiquid situations in the PRC and Asia generally across a wide number of industries. Prior to joining FTI Consulting, Mr. Batchelor began his career with Ferrier Hodgson in Melbourne in 1996. From 2009 to 2012, Mr. Batchelor served on the board of directors of Sincere Watch (Hong Kong), a HK Mainboard listed public company and between January and July 2010, Mr. Batchelor served on the board of directors of Creative Energy Solutions Holdings Limited, a HK Growth Enterprise Market listed public company. Since June 2013 Mr. Batchelor has served as a director of S&T. Mr. Batchelor is a CA (Aus.) and FCPA (HK) with more than 18 years in accountancy, and is a member of the Institute of Chartered Accountants in Australia and a Fellow of the Hong Kong Institute of Certified Public Accountants. Mr. Batchelor holds a Bachelor of Commerce in Accounting and Finance from Monash University, Australia.

Based on Mr. Batchelor’s experience in accounting, finance and management and director experience, the Board of Directors believes that he is well qualified to serve as a director of the Company.

Lionel Choong	52	2013	Lionel Choong has been the Company’s Vice Chairman of the Board and a director since November 2013. Mr. Choong is a consultant for Zenith Professionals Ltd., a position he has held since August 2004, acting Chief Financial Officer of Global Regency Ltd., a position he has held since April 2009, and Board Advisor to Really Sports Co., Ltd., a position he has held since June 2013. Mr. Choong has a wide range of experience in a variety of senior financial positions with companies in Hong Kong, the People’s Republic of China and London. His experience encompasses building businesses, restructuring insolvency, corporate finance, and initial public offerings in a number of vertical markets, including branded apparel, consumer and lifestyle, consumer products, pharmaceuticals, and logistics. From June 2008 to May 2011, Mr. Choong was Chief Financial Officer of Sinobiomed, Inc., a NASDAQ-listed company. Mr. Choong is a fellow member and holds a corporate finance diploma from the Institute of Chartered Accountants in England and Wales. He is also a CPA and practicing member of the Hong Kong Institute of Certified Public Accountants. Mr. Choong holds a Bachelor of Arts in Accountancy from London Guildhall University, UK, and a Master of Business Administration from the Hong Kong University of Science and Technology and the Kellogg School of Management at Northwestern University.

Name	Age	Year First Became Director	Principal Occupation or Employment
			Based on Mr. Choong’s background in accounting, business and corporate finance, the Board believes that he is well qualified to serve as a director of the Company.

Duncan Hon	53	2009	Duncan Hon, a director of the Company since February 2009, has been the Company’s Chief Executive Officer since August 2011 and, prior to that, was the Company’s Deputy Chief Executive Officer since November 2009. Mr. Hon served as a director of Grande from January 2011 until March 2013, at which time he resigned as a director of Grande. Mr. Hon currently serves as a director and Vice Chairman of the Board of Sansui Electric Co. Ltd., which was delisted from the Tokyo Stock Exchange in May 2012. In addition to his employment with the Company, Mr. Hon is also an employee of a subsidiary of Grande which is engaged in trademark licensing. He is a member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants.

			Based on Mr. Hon’s role as Chief Executive Officer of the Company and his experience in management and accounting, the Board believes that he is well qualified to serve as a director of the Company.

Gregory William Hunt (1)	57	2013	Gregory Hunt has been a director since November 2013. Mr. Hunt is Chief Financial Officer of Apollo Investment Corporation (AIC) a publicly traded Business Development Corporation, a position he has held since May 2012. Prior to joining Apollo, from February 2010 to May 2012, Mr. Hunt was Executive Vice President and Chief Financial Officer of Yankee Candle Company, a private company with $830 million in annual revenues. From June 2007 to November 2009, Mr. Hunt worked for Apollo affiliates as an executive responsible for investment analysis and due diligence, including direct management involvement providing strategic and operational oversight for portfolio companies. From July 2006 to June 2007, Mr. Hunt was Chief Restructuring Officer, Senior Vice President, and Chief Financial Officer of Tweeter Home Entertainment Group, a national specialty consumer electronics retailer. From 2001 to June 2006, Mr. Hunt was Co-Chief Executive Officer and Chief Financial Officer of Syratech Corporation, a privately owned $300 million tabletop, glassware, and seasonal products company. Mr. Hunt currently serves on the Board of Directors and is Chairman of the Audit Committee of LogicSource Corporation, a privately-held sourcing solutions firm. Mr. Hunt is a Certified Public Accountant, Commonwealth of Massachusetts since 1982, and holds a Bachelor of Science degree in Accounting from the University of Vermont and serves on the school’s advisory board.

			Based on Mr. Hunt’s experience in accounting, finance and management, the Board of Directors believes that he is well qualified to serve as a director of the Company.

Mark Manski	63	2013

Mark Manski has been a director since 2013. Mr. Manski joined Development Specialists, Inc., a privately-held management consulting and financial advisory services firm, to lead its New York office in 2014. Prior to this, Mr. Manski was Founder and Principal of Mark Manski LLC, an advisory services company formed to provide financial restructuring and distressed asset management for the benefit of financial services companies and companies in capital growth, entrepreneurial, or distressed situations. From 2010 to 2013 and prior to founding Mark Manski LLC, Mr. Manski was a Shareholder of Greenberg Traurig LLP, an international law firm, in the Business Reorganization & Financial Restructuring Practice, after which time he retired from the practice of law. From 1999 to 2010, Mr. Manski served in various positions at Barclays Capital, New York, including a position as Managing Director and as Chief Credit Officer, Real Estate, Americas. From 1993 to 1999, Mr. Manski was President and Founder of Roundhill Group, Ltd., a consulting firm specializing in providing strategic, operational, managerial, and financial services, as well as litigation support and credit policy, creditor rights, and portfolio advisory services to the financial industry. Mr. Manski holds a Juris Doctor from Suffolk University Law School and a Bachelor of Arts from the University of Massachusetts at Amherst.

Based on Mr. Manski’s experience in finance and restructuring, the Board of Directors believes that he is well qualified to serve as a director of the Company.

Name	Age	Year First Became Director	Principal Occupation or Employment
Kareem E. Sethi (1)	37	2007

Kareem E. Sethi has been a director since December 2007. Mr. Sethi has served as Managing Director of Streetwise Capital Partners, Inc. since 2003. From 1999 until 2003, Mr. Sethi was Manager, Business Recovery Services for PricewaterhouseCoopers LLP.

Based on Mr. Sethi’s experience in accounting, corporate finance and portfolio management, the Board of Directors believes that he is well qualified to serve as a director of the Company.

Terence A. Snellings (1)	64	2008

Terence A. Snellings has been a director since August 2008. Until December 2009, Mr. Snellings served as Director of Finance and Administration of Refugee Resettlement and Immigration Services of Atlanta, Inc., a non-profit agency that provides an entry into the American culture for refugees. From 1986 until April 2006, Mr. Snellings served as Managing Director of Wachovia Services, Ltd., where he managed investment banking origination activities of the Asia-Pacific Group within Wachovia Securities Corporate and Investment Banking Division.

Based on Mr. Snellings’ experience in international banking and finance, the Board of Directors believes that he is well qualified to serve as a director of the Company.

(1)	Member of the Audit Committee

Family Relationships

There are no family relationships among the nominees for director, the officers and key employees of the Company.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of Emerson common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

THE BOARD OF DIRECTORS URGES YOU TO VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of September 3, 2014, the beneficial ownership of (i) each current director and director nominee; (ii) each of the Company’s Named Executive Officers; (iii) the Company’s current directors, director nominees and executive officers as a group; and (iv) each stockholder known by the Company to own beneficially more than 5% of the Company’s outstanding shares of common stock. Common stock beneficially owned and percentage ownership as of September 3, 2014 was based on 27,129,832 shares outstanding. Except as otherwise noted, the address of each of the following beneficial owners is c/o Emerson Radio Corp., 3 University Plaza, Suite 405, Hackensack, New Jersey 07601.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Lionel Choong	0		0%
Vincent Fok	15,243,283	(2)	56.2	%(2)
Duncan Hon	0		0%
Gregory William Hunt	0		0%
Mark Manski	0		0%
Kareem E. Sethi	0		0%
Terence A. Snellings	0		0%
John Howard Batchelor (3)	0		0%
Andrew L. Davis	0		0%
S&T International Distribution Limited	15,243,283	(2)	56.2	%(2)
Lloyd I. Miller, III (4)	1,835,620		6.8%
All Directors, Director Nominees and Executive Officers as a Group (12 persons) (5)	15,243,283	(5)	56.2	%(5)

(*)	Less than one percent.
(1)	Based on 27,129,832 shares of common stock outstanding as of September 3, 2014. Each beneficial owner’s percentage ownership of common stock is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of September 3, 2014 have been exercised. Except as otherwise indicated, the beneficial ownership table does not include common stock issuable upon exercise of outstanding options, which are not currently exercisable within 60 days of September 3, 2014. Except as otherwise indicated and based upon the Company’s review of information as filed with the SEC, the Company believes that the beneficial owners of the securities listed have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
(2)	Grande, a Bermuda corporation, has, together with S&T , a subsidiary of Grande, and Grande N.A.K.S. Ltd., a subsidiary of Grande (together with Grande, the “Reporting Persons”), shared power to vote and direct the disposition of 15,243,283 shares, or approximately 56.2%, of the outstanding common stock of Emerson. On May 31, 2011, upon application of a major creditor, the High Court of Hong Kong appointed Fok Hei Yu (who is also known by the anglicized name Vincent Fok), a current director and Chairman of the Board who has decided not to stand for re-election at this annual meeting, and Roderick John Sutton, both of FTI, as Joint and Several Provisional Liquidators over Grande. Accordingly, as of May 31, 2011, the directors of Grande no longer have the ability to exercise control over Grande or the power to direct the voting and disposition of the 15,243,283 shares described in this footnote (2). Instead, Mr. Fok, as a Provisional Liquidator over Grande, has such power. Information with respect to the ownership of these shares was obtained from a Schedule 13D/A filed with the SEC on July 9, 2014.
(3)	The business address of Mr. Batchelor is Level 22, The Center, 99 Queen’s Road, Central, Central Hong Kong.
(4)	Lloyd I. Miller, III has sole voting and dispositive power with respect to 1,784,842 of the reported securities and shared voting and dispositive power with respect to 50,778 of the reported securities. The address of Lloyd I. Miller, III is 222 Lakeview Avenue, suite 160-365, West Palm Beach, Florida 33401. Information with respect to the ownership of these shares was obtained from a Schedule 13D/A filed with the SEC on July 15, 2014.
(5)	See footnote (2).

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors and Committees

The Company’s Board of Directors presently consists of seven directors. The Board of Directors has determined that five of the director nominees, Messrs. Choong, Hunt, Manski, Sethi and Snellings, meet the definition of independence as established by the NYSE MKT listing standards and applicable SEC rules.

The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. The Board of Directors meets periodically during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board of Director approval. The Board of Directors held eleven formal meetings during the Company’s fiscal year ended March 31, 2014 (“Fiscal 2014”), and also acted by unanimous written consent. During Fiscal 2014, each member of the Board of Directors participated in at least 75% of the aggregate of all meetings of the Board of Directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during Fiscal 2014. The Company encourages, but does not require, members of the Board of Directors to attend annual meetings of stockholders. Last year, three of the Company’s directors who were nominated for re-election attended the Company’s 2013 Annual Meeting.

The Board of Directors presently has one standing committee, the Audit Committee, which is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Rule 10A-3 thereunder. In addition, in March 2013, the Company formed an ad hoc Special Committee consisting solely of independent directors to evaluate possible strategic alternatives intended to enhance stockholder value. The Special Committee currently consists of Messrs. Choong, Hunt, Manski, Sethi and Snellings.

The Company does not maintain a nominating committee or a compensation committee. So long as Grande holds beneficially more than 50% of the outstanding common stock of Emerson, Emerson is a Controlled Company under Sections 804 and 805 of the Company Guide, and therefore exempt from the requirements to have (i) the compensation of its executives determined by a compensation committee comprised solely of independent directors or by a majority of the Board of Directors’ independent directors and (ii) director nominees selected by a nominating committee comprised entirely of independent directors or by a majority of the independent directors. The full Board of Directors, among other things, (i) identifies individuals qualified to become members of the Board of Directors and selects director nominees for election at the next Annual Meeting of Stockholders, (ii) reviews and monitors matters related to management development and succession, (iii) develops and implements executive compensation policies and pay for performance criteria, and (iv) reviews and approves salaries, bonuses and incentive awards.

Audit Committee. The Company’s Audit Committee currently consists of Mr. Sethi (Chairman), Mr. Hunt and Mr. Snellings, each of whom the Board of Directors has determined meet the definition of independence as established by the NYSE MKT listing rules and SEC rules. Mr. Sethi is currently the Chairman of the Audit Committee and the “audit committee financial expert.” Pursuant to Section 803(B)(2)(c) of the NYSE MKT Company Guide (the “Company Guide”), as a smaller reporting company the Company is required to have an audit committee of at least two independent members, as defined by the listing standards of the NYSE MKT.

The Audit Committee is empowered by the Board of Directors, among other things, to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system; (ii) review and appraise the audit efforts of the Company’s independent accountants; (iii) assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues; and (iv) provide the opportunity for direct communication among the independent accountants, financial and senior management and the Board of Directors. During Fiscal 2014, the Audit Committee performed its duties under a written charter approved by the Board of Directors and formally met four times. A copy of the Company’s Audit Committee Charter is posted on the Company’s website: www.emersonradio.com on the Investor Relations page.

Report of the Audit Committee

This report shall not be deemed “soliciting material” or incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either act.

The Audit Committee has (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended March 31, 2014 with the Company’s management and with the Company’s independent auditor, MSPC; (ii) discussed with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditor the independent auditors’ independence.

The Audit Committee also considered whether the provision to the relevant entity by the independent auditor of non-audit services was compatible with maintaining the independence of the independent auditor.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 for filing with the SEC.

Members of the Audit Committee

Kareem E. Sethi (Chairman)

Gregory William Hunt

Terence A. Snellings

Procedures for Considering Nominations Made by Stockholders. Nominations for election to the Board of Directors may be made by the Company’s Board of Directors or by any stockholder of any outstanding class of the Company’s capital stock entitled to vote for the election of directors. The following procedures shall be utilized in considering any candidate for election to the Board of Directors at an annual meeting, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. A nomination must be delivered to the Company’s Secretary at its principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. A nomination notice must set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) information that will enable the Company’s Board of Directors to determine whether the candidate satisfies the minimum criteria and any additional criteria established by the Company’s Board of Directors.

Qualifications. The Company’s Board of Directors has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee (i) must satisfy any legal requirements applicable to members of the Board of Directors; (ii) must have business, professional or other experience that will enable such nominee to provide useful input to the Board of Directors in its deliberations; and (iii) must have knowledge of the types of responsibilities expected of members of the board of directors of a public company.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board of Directors will be identified from all available sources, including recommendations made by stockholders, members of the Company’s management and members of the Company’s Board of Directors. The Company’s Board of Directors has a policy that there will be no differences in the manner in which its Board of Directors evaluates nominees recommended by stockholders and nominees recommended by it or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board of Directors. The evaluation process for individuals other than existing members of the Board of Directors will include a review of the information provided to the Board of Directors by the proponent and a review of such other information as the Board of Directors shall determine to be relevant.

Diversity Considerations in Director Nominations

The Company does not have a formal diversity policy. The Company believes its Board of Directors represents a collection of individuals with a variety of complementary skills which, as a group, possess the appropriate skills and experience to oversee the Company’s business. The Board of Directors considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Company’s Board of Directors.

Board Leadership Structure

The Company does not have a formal policy regarding whether the roles of the Chairman of the Board and Chief Executive Officer should be combined or separated. The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board of Directors understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which the Company operates, the right board leadership structure may vary as circumstances warrant. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate. Currently Mr. Fok serves as Chairman of the Board and the Company has appointed Mr. Batchelor to serve as Chairman of the Board after this annual meeting.

Role in Risk Oversight

Although the Company’s management is responsible for implementing systems and processes to identify and manage risks, the Company’s Board of Directors has oversight responsibility for the Company’s risk management processes. In carrying out its oversight responsibility, the Board of Directors has delegated to individual committees certain elements of its risk oversight function. This oversight is administered primarily through the following:

•	The Board of Directors’ review and approval of the Company’s annual budget (prepared and presented to the Board of Directors by the management team), including discussion of the opportunities and challenges facing its business;

•	The Audit Committee’s oversight of the Company’s internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of the Company’s internal controls and financial reporting; and

•	The Board of Directors’ review of executive officer compensation and its relationship to the Company’s business plans.

Process for Sending Communications to the Board of Directors

The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to the Company’s Secretary and should be sent to such individual at c/o Emerson Radio Corp., 3 University Plaza, Suite 405, Hackensack, New Jersey 07601. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Codes of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that applies to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer. This Code of Ethics was established with the intention of focusing Senior Financial Officers on areas of ethical risk, providing guidance to help them recognize and deal with ethical issues, providing mechanisms to report unethical conduct, fostering a culture of honesty and accountability, deterring wrongdoing and promoting fair and accurate disclosure and financial reporting.

The Company has also adopted a Code of Conduct for Officers, Directors and Employees of Emerson Radio Corp. and Its Subsidiaries (“Code of Conduct”). We prepared this Code of Conduct to help all officers, directors and employees understand and comply with its policies and procedures. Overall, the purpose of the Company’s Code of Conduct is to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) prompt internal reporting of code violations to an appropriate person or persons identified in the Code of Conduct; and (v) accountability for adherence to the Code of Conduct.

The Code of Ethics and the Code of Conduct are posted on the Company’s website: www.emersonradio.com on the Investor Relations page. If the Company makes any substantive amendments to, or grant any waiver (including any implicit waiver) from a provision of the Code of Ethics or the Code of Conduct, and that relates to any element of the Code of Ethics definition enumerated in Item 406 (b) of Regulation S-K, the Company will disclose the nature of such amendment or waiver on its website or in a current report on Form 8-K.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of Emerson:

Name	Age	Position	Year Became Officer
Duncan Hon	53	Chief Executive Officer and Director	2009
Andrew L. Davis	46	Executive Vice President and Chief Financial Officer	2010

Duncan Hon has served as the Company’s Chief Executive Officer since August 2011 and a director of the Company since February 2009. Until his appointment as the Company’s Chief Executive Officer, Mr. Hon served as the Company’s Deputy Chief Executive Officer since November 2009. See Mr. Hon’s biographical information above.

Andrew L. Davis has served as the Company’s Executive Vice President and Chief Financial Officer since September 2010. Mr. Davis also serves as Secretary of the Company, a position to which he was elected in November 2007. Previously, Mr. Davis served as Vice President, Finance and Corporate Controller of the Company since joining the Company in August 2007. Prior to joining the Company, Mr. Davis held various executive and managerial positions in accounting and finance with several companies, most recently CA, Inc., and prior to that, ce Global Sourcing AG. Mr. Davis is a C.P.A., holds a B.B.A. in Accounting from Iowa State University and an M.B.A. from the University of Connecticut.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries for Fiscal 2014 and for the fiscal year ended March 31, 2013 (“Fiscal 2013”) which was awarded to, earned by or paid to each person who served as the Company’s principal executive officer at any time during Fiscal 2014, the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of March 31, 2014 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the smaller reporting company as of March 31, 2014 (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	All Other Compensation ($)		Total ($)
Duncan Hon	2014	$475,000	$118,750	—		$593,750
Chief Executive Officer	2013	$475,000	$125,000	$17,878	(2)	$617,878

Andrew L. Davis	2014	$295,969	$86,625	$17,444	(3)	$400,038
Chief Financial Officer	2013	$278,438	—	$14,915	(3)	$293,353

(1)	Represents bonus paid during the fiscal year.
(2)	Represents payout during Fiscal 2013 of unused accrued vacation time.
(3)	Represents the incremental cost to the Company of all personnel benefits, including match for its 401(K) plan, provided to our Named Executive Officers. Such personnel benefits are available to all employees of the Company in accordance with the Company’s standard employment practices.

Employment Agreements.

During Fiscal 2014, the Company had employment agreements with certain of its Named Executive Officers, each of which is described below.

Duncan Hon. Duncan Hon, our Chief Executive Officer, entered into an employment agreement, effective April 1, 2011, with a wholly-owned, indirect subsidiary of the Company. Such agreement replaced his prior terminated agreements with the Company and sets forth the terms and conditions pursuant to which Mr. Hon would serve as the Company’s Deputy Chief Executive Officer and, subsequently, as Chief Executive Officer. The agreement provides for an annual base salary of 2,925,000 Hong Kong Dollars (“HKD”) and an annual discretionary bonus payable at any time as recommended by the Board. The contract extends until the earlier of the retirement of Mr. Hon on the first day of the following month immediately after his 60th birthday, or the termination of the agreement by either the Company or Mr. Hon upon the delivery from one to the other of one month prior written notice. In November 2011, the Board approved an increase to Mr. Hon’s base annual salary to $475,000 effective August 31, 2011.

Andrew L. Davis. Andrew L. Davis, our Executive Vice President and Chief Financial Officer, entered into an employment agreement with the Company on August 1, 2007, which provided that Mr. Davis shall serve as the Company’s Vice President Finance and Corporate Controller. The agreement provides for an annual base salary of $225,000 and a discretionary bonus at the end of the Company’s fiscal year as recommended by the Board of Directors. The initial term expired on July 31, 2008. During the term extensions, the Company has the right to terminate the agreement upon 90 days prior written notice and Mr. Davis has the right to terminate the agreement upon 90 days prior written notice. In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company entered into an amendment to the existing employment agreement with Mr. Davis dated September 3, 2010 pursuant to which Mr. Davis’s annual base salary was increased to $275,000 effective as of September 3, 2010. In January 2012, Mr. Davis’ annual base salary was increased to $288,750 and in March 2014, Mr. Davis’ annual base salary was increased to $317,625 retroactive to January 1, 2014.

Outstanding Equity Awards at Fiscal Year End

None of the Company’s Named Executive Officers held any outstanding equity awards at March 31, 2014.

Compensation of Directors

During Fiscal 2014, our directors and former directors who were not employees (“Outside Directors”), specifically Messrs. Choong, Fok, Ho, Hunt, Mahathir, Manski, Sethi, Snellings and Will were paid $20,000, $58,000, $42,000, $26,000, $50,250, $42,000, $103,550, $107,250 and $39,000, respectively, for serving on the Board of Directors and on our various committees during the period. The Company does not compensate directors who are employees of the Company for their services as directors.

Outside Directors are each paid an annual director’s fee of $50,000. The Outside Director serving as the Chairman of the Board receives an additional annual fee of $20,000. Each Outside Director serving on the audit committee of the Board of Directors receives an additional fee of $15,000 per annum with no additional fee for serving as chairman of the audit committee. Each Outside Director serving on the special committee of the Board of Directors receives an additional fee of $60,000 per annum with no additional fee for serving as chairman of the special committee. The Company does not pay any additional fees for attendance at meetings of the Board of Directors or the committees thereof. Audit committee fees are paid in four equal quarterly installments per annum and special committee fees are paid in twelve equal monthly installments per annum. Audit committee and special committee fees are pro-rated in situations where an Outside Director serves less than a full one year or periodic term.

Additionally, each Outside Director is eligible to participate in the Company’s 2004 Non-Employee Outside Director Stock Option Plan and the Company’s directors are reimbursed their expenses for attendance at meetings.

The following table provides certain information with respect to the compensation earned or paid to the Company’s Outside Directors during Fiscal 2014.

Directors Compensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Lionel Choong	$20,000			$20,000
Vincent Fok	$58,000			$58,000
Christopher Ho	$42,000			$42,000
Greg Hunt	$26,000			$26,000
Mirzan Mahathir	$50,250			$50,250
Mark Manski	$42,000			$42,000
Kareem E. Sethi	$103,550			$103,550
Terence A. Snellings	$107,250			$107,250
Eduard Will	$39,000	$68,000	(1)	$107,000

(1)	Until such agreement was cancelled by the Company effective November 7, 2013, Mr. Eduard Will, a former director of Emerson, was paid consulting fees by the Company for work performed by Mr. Will related to strategy for lawsuit in which the Company had been a defendant and merger and acquisition research. Under the terms of this agreement, during the period April 1, 2013 through November 7, 2013, Mr. Will invoiced Emerson and Emerson paid consulting fees of approximately $68,000 to Mr. Will. In addition, during the period April 1, 2013 through November 7, 2013, Emerson paid expense reimbursements and advances, in the aggregate, of approximately $6,000 to Mr. Will, related to this consulting work and his service as a director of Emerson.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and rights under its 1994 Stock Compensation Program, 1994 Non-Employee Director Stock Option Plan, Emerson Radio Corp. 2004 Employee Stock Incentive Plan and 2004 Non-Employee Outside Director Stock Option Plan, as of March 31, 2014 (the “Plans”). The 1994 Plans expired in July 2004 and the remaining Plans are the only equity compensation plans in existence as of March 31, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	0	$—	3,000,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, Emerson engages in business transactions with its controlling shareholder, Grande, and its direct and indirect subsidiaries (together “Grande”). Set forth below is a summary of such transactions.

Controlling Shareholder

Grande has, together with S&T, a subsidiary of Grande, and Grande N.A.K.S. Ltd., a subsidiary of Grande (together with Grande, the “Reporting Persons”), filed, on May 22, 2014, a Schedule 13D/A with the Securities and Exchange Commission (“SEC”) stating that, as of the filing date, the Reporting Persons had the shared power to vote and direct the disposition of 15,243,283 shares, or approximately 56.2%, of the outstanding common stock of Emerson. As the Reporting Persons, and by extension Grande (as their ultimate parent) have control of a majority of the outstanding shares of common stock of Emerson, Emerson is a Controlled company, as defined in Section 801(a) of the NYSE MKT Rules.

On May 31, 2011, upon application of a major creditor, the High Court of Hong Kong appointed Fok Hei Yu (who is also known by the anglicized name Vincent Fok), a current director and Chairman of the Board of the Company who has decided not to stand for re-election at this annual meeting, and Roderick John Sutton, both of FTI, as Joint and Several Provisional Liquidators over Grande. Accordingly, as of May 31, 2011, the directors of Grande no longer have the ability to exercise control over Grande or the power to direct the voting and disposition of the 15,243,283 shares beneficially owned by Grande. Instead, Mr. Fok and Mr. Sutton, as Provisional Liquidators over Grande, currently have such power. In addition, on March 20, 2013, the Provisional Liquidators provided to Emerson a written statement that they are obligated to liquidate the 15,243,283 shares in the Company beneficially owned by Grande. However, in February 2014, the Provisional Liquidators for and on behalf of Grande issued a public announcement that Grande, among other things, had been in discussions with different investors to pursue a restructuring plan and the resumption of trading of Grande’s shares on the HKSE. In addition, in May 2014, the Provisional Liquidators for and on behalf of Grande issued the Grande Public Announcement, disclosing that on May 2, 2014, Grande, the Provisional Liquidators and a creditor of Grande entered into an agreement to implement the Grande Restructuring Proposal submitted by a creditor of Grande. Based on information contained within the Grande Public Announcement, if this Grande Restructuring Proposal is implemented, Mr. Christopher Ho, who served as the Company’s Chairman of the Board until November 2013 and is currently the sole director of Grande, and his associates would continue to have a majority interest in Grande. As disclosed in the Schedule 13D/A filed by the Reporting Persons on May 22, 2014, the Grande Restructuring Proposal includes a plan to re-list Grande on the HKSE and provides that many assets of Grande, including its shares of Emerson, would remain part of Grande. According to the Grande Public Announcement, the Grande Restructuring Plan will require approvals, consents and sanctions of the HKSE, courts in Hong Kong and Bermuda, and the creditors and shareholders of Grande. In addition, on June 11, 2014, Grande announced that it had received a summons issued by a creditor of Grande seeking the removal of the Provisional Liquidators.

It is not possible at this time to predict whether the Grande Restructuring Proposal will receive all necessary approvals, nor can there be any assurances regarding the timing, terms or effects of implementing this restructuring proposal. However, even though the Provisional Liquidators continue to maintain the ability to exercise the power to direct the voting and disposition of shares, as long as the Provisional Liquidators are pursuing the restructuring proposal that would result in Grande retaining beneficial ownership of the 15,243,283 shares of Emerson common stock, the Provisional Liquidators may not be actively seeking to liquidate those shares. If the Grande Restructuring Proposal is completed as described within the Grande Public Announcement, it is expected that the 15,243,283 shares of Emerson common stock held of record by Grande’s subsidiary, S&T, would remain with S&T and that Grande would once again have the power to direct the voting and disposition of this 56.2% controlling interest in Emerson common stock. It is not possible at this time to predict what impact the removal of the Provisional Liquidators would have on the Grande Restructuring Proposal or Emerson and Emerson cannot predict nor provide any assurances regarding the possible effects on the Company, its shareholders, the trading price of its common stock or any other consequences that could result if the Grande Restructuring Proposal is approved and Grande again has the power to control Emerson.

Related Party Transactions

Rented Office Space in Hong Kong

Transactions with Brighton Marketing Limited, a subsidiary of Grande

Until May 2013, at which time these charges ceased, the Company was billed for service charges from Brighton Marketing Limited, a subsidiary of Grande, in connection with the Company’s rented office space in Hong Kong. These charges totaled approximately $1,000 and $5,000 for the twelve month periods ended March 31, 2014 and March 31, 2013, respectively. Emerson owed Brighton Marketing Limited nil at both March 31, 2014 and March 31, 2013 pertaining to these charges.

Transactions with The Grande Properties Management Limited, a related party to Christopher Ho, the former Chairman of the Board of Directors of the Company

The Company is charged for service charges from The Grande Properties Management Limited, a related party to Christopher Ho, the former Chairman of the Board of Directors of the Company, in connection with the Company’s rented office space in Hong Kong. Mr. Ho did not stand for re-election to serve as a director of the Company at the Company’s 2013 Annual Meeting of Stockholders held on November 7, 2013. Accordingly, Mr. Ho is no longer a director of the Company or a related party to the Company after November 7, 2013, and, consequently, such service charges from The Grande Properties Management Limited, are not considered Related Party Transactions after November 7, 2013.

These charges totaled approximately $11,000 for the period April 1, 2013 through November 7, 2013, and approximately $41,000 for the twelve month period ended March 31, 2013. The Company owed nil to The Grande Properties Management Limited related to these charges at both March 31, 2014 and March 31, 2013.

Transactions with Lafe Strategic Services Limited, a related party to Christopher Ho, the former Chairman of the Board of Directors of the Company

Beginning July 3, 2012, the Company entered into a rental agreement with Lafe Strategic Services Limited (“Lafe”), which is a related party to Mr. Ho, whereby the Company was leasing out excess space within its rented office space in Hong Kong to Lafe. The rental agreement was on a month-by-month basis, cancellable by either the Company or Lafe on one month’s written notice. The agreement was cancelled by Lafe effective April 1, 2013 at which time Lafe owed Emerson nil in rental payable from the arrangement. Emerson returned the approximately $6,000 to Lafe in July 2013 that Emerson had been holding as a security deposit in accordance with the terms of the agreement. During the twelve months ended March 31, 2013, the Company earned rental income of approximately $27,000 from this arrangement.

Consulting Services Provided to Emerson by one of its Former Directors

Until such agreement was cancelled by the Company effective November 7, 2013, Mr. Eduard Will, a former director of Emerson, was paid consulting fees by the Company for work performed by Mr. Will related to strategy for the Kayne Litigation as more fully described in Note 13 in the Company’s Annual Report on Form 10-K for the Twelve Months ended March 31, 2014 and merger and acquisition research. Mr. Will was not re-elected to serve as a director of the Company at the Company’s 2013 Annual Meeting of Stockholders held on November 7, 2013. Accordingly, Mr. Will is no longer a director of the Company or a related party to the Company after November 7, 2013.

During the period April 1, 2013 through November 7, 2013, Emerson paid consulting fees of approximately $68,000 to Mr. Will for work performed by Mr. Will related to strategy for the Kayne Litigation as more fully described in Note 13 in the Company’s Annual Report on Form 10-K for the Twelve Months ended March 31, 2014 and merger and acquisition research. In addition, during the period April 1, 2013 through November 7, 2013, Emerson paid expense reimbursements and advances, in the aggregate, of approximately $6,000 to Mr. Will, related to this consulting work and his service as a director of Emerson.

During the twelve months ended March 31, 2013, Emerson paid consulting fees of approximately $110,000 to Mr. Will for work performed by Mr. Will related to strategy for the Kayne Litigation as more fully described in Note 13 in the Company’s Annual Report on Form 10-K for the Twelve Months ended March 31, 2014 and acquisition research. In addition, during the twelve months ended March 31, 2013, Emerson paid expense reimbursements and advances, in the aggregate, of approximately $23,000, to Mr. Will, related to this consulting work and his service as a director of Emerson.

At both November 7, 2013 and March 31, 2013, the Company owed Mr. Will nil related to these activities.

Dividend-Related Issues with S&T

On March 2, 2010, the Board of Directors declared an extraordinary dividend of $1.10 per common share which was paid on March 24, 2010. In connection with the Company’s determination as to the taxability of the dividend, the Board of Directors relied upon information and research provided to it by the Company’s tax advisors and, in reliance on the “stock-for-debt” exception in the Internal Revenue Code Sections 108(e)(8) and (e)(10), concluded that 4.9% of such dividend paid was taxable to the recipients.

In August 2012, the Company received a Form 886-A from the IRS which challenges the Company’s conclusions and determines that the Company does not qualify for the above-referenced exception. Accordingly, the IRS has concluded that 100% of the dividend paid was taxable to the recipients. The Company is defending its position and calculations and is contesting the position asserted by the IRS. The Company prepared and, on October 25, 2012, delivered its rebuttal to the IRS contesting the IRS determination. There can be no assurance that the Company will be successful in defending its position.

In the event that the Company is not successful in establishing with the IRS that the Company’s calculations were correct, then the shareholders who received the dividend likely will be subject to and liable for an assessment of additional taxes due. Moreover, the Company may be contingently liable for taxes due by certain of its shareholders resulting from the dividend paid by the Company.

Initially, the Company withheld from the dividend paid to foreign shareholders an amount equal to the tax liability associated with such dividend. On April 7, 2010, upon a request made to the Company by its foreign controlling shareholder, S&T, the Company entered into an agreement with S&T (the “Agreement”), whereby the Company returned to S&T on April 7, 2010 that portion of the funds withheld for taxes from the dividend paid on March 24, 2010 to S&T, which the Company believes is not subject to U.S. tax based on the Company’s good-faith estimate of its accumulated earnings and profits. The Agreement includes provisions pursuant to which S&T agreed to indemnify the Company for any liability imposed on it as a result of the Company’s agreement not to withhold such funds for S&T’s possible tax liability and a pledge of stock as collateral. The Company continues to assert that such dividend is largely not subject to U.S. tax based on the Company’s good-faith estimate of its accumulated earnings and profits. In addition, the Company also continues to assert that this transaction results in an off-balance sheet arrangement and a possible contingent tax liability of the Company, which, if recognized, would be offset by the calling by the Company on S&T of the indemnification provisions of the Agreement.

Per the terms of the Agreement, Emerson invoiced S&T in June 2010 approximately $42,000 for reimbursement of legal fees incurred by Emerson with regard to the Agreement and approximately $33,000 as a transaction fee for having entered into the Agreement. In January 2011, Emerson agreed, upon the request of S&T, to waive approximately $5,000 of the legal charges that had been invoiced to S&T in June 2010. S&T paid the full amount owed to Emerson of approximately $70,000 in February 2011.

In February 2011, upon the request of S&T to the Company, the Company and S&T agreed that the collateral pledged as a part of the Agreement would no longer be required and such collateral was returned by the Company to S&T in March 2011 and the Agreement was amended and restated to remove the collateral requirement but retain the indemnification provisions. The Agreement, as amended (the “Amended Agreement”), remains in effect as of today. In the event that (i) the Company is not successful in establishing with the IRS that the Company’s calculations were correct and (ii) S&T is unable or unwilling to pay the additional taxes due or indemnify the Company under the terms of the Amended Agreement, the Company may be liable to pay such additional taxes, which, together with penalties and interest, are currently estimated by the Company to be approximately $4.7 million as of March 31, 2014. Any such liability, should it be required to be recognized by the Company, would likely have a material adverse effect on the Company’s results of operations in the period recognized. S&T is a subsidiary of Grande, which is currently in liquidation (as described above under “Controlling Shareholder”). Therefore, the ability of the Company to enforce its rights to indemnification under the Amended Agreement and to collect from S&T any additional taxes, interest and penalties due may be severely impaired.

Other

The Company charges Vigers Appraisal & Consulting Ltd. (“Vigers”), a related party of Christopher Ho, the former Chairman of the Board of Directors of the Company, for usage of telephone and data lines maintained by Emerson. Mr. Ho did not stand for re-election to serve as a director of the Company at the Company’s 2013 Annual Meeting of Stockholders held on November 7, 2013. Accordingly, Mr. Ho is no longer a director of the Company or a related party to the Company after November 7, 2013, and, consequently, such service charges from the Company to Vigers are not considered Related Party Transactions after November 7, 2013.

These charges totaled approximately $3,000 for the period April 1, 2013 through November 7, 2013, and approximately $4,000 for the twelve month period ended March 31, 2013. Vigers owed the Company nil related to these charges at November 7, 2013 and approximately $1,000 at March 31, 2013.

Vigers’ usage of telephone and data lines maintained by Emerson ceased effective on January 1, 2014.

Review and Approval of Transactions with Related Parties

It is the policy of the Company that any proposed transaction between the Company and related parties, as defined by the Financial Accounting Standard Board’s Accounting Standards Codification Topic 850 (ASC 850) (“RPT Transactions”), with no minimum dollar amount threshold, must be presented to all, and approved by a majority of, those directors of the Company who are independent within the meaning of NYSE MKT Company Guide § 803(A)(2), as may be amended from time to time. In reviewing and approving proposed transactions between the Company and related parties, the independent directors are to determine whether the proposed transaction is entirely fair to the Company and in the Company’s best interest. For purposes of the policy, related parties are as defined within ASC 850, generally, but not limited, meaning (i) an officer or director of the Company or the member of the immediate family of any of them or (ii) any other corporation, partnership, association, limited liability company, limited liability partnership, trust or other entity or organization in which one or more of the Company’s officers or directors are (a) directors, officers, trustees or other fiduciaries or (b) have a financial interest.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF

MSPC AS INDEPENDENT AUDITORS OF EMERSON

FOR THE FISCAL YEAR ENDING 2015

The Audit Committee has appointed MSPC as the Company’s independent registered accountants to audit the Company’s financial statements for the fiscal year ending March 31, 2015, and has further directed that management submit the selection of independent registered accountants for ratification by the Company’s stockholders at the annual meeting. Stockholder ratification of the selection of MSPC is not required by our by-laws or otherwise. However, the Company is submitting the selection of MSPC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain MSPC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Emerson and its stockholders.

Representatives of the firm of MSPC are expected to be present at the Company’s annual meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, MSPC, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

•	Audit Fees. Audit fees billed to the Company by MSPC for the audit of the financial statements included in the Company’s Annual Reports on Form 10-K, and reviews by MSPC of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the fiscal years ended March 31, 2014 and 2013 totaled approximately $175,000 and $210,000, respectively.

•	Audit-Related Fees. The Company was billed approximately $55,000 and $77,500 by MSPC for the fiscal years ended March 31, 2014 and 2013, respectively, for audit procedures which it performed in connection with an audit of the Company’s majority shareholder’s consolidated financial statement for its fiscal years ended December 31, 2013 and 2012, portions of which were credited to the Company’s audit fees for the audit of its financial statements for the fiscal years ended March 31, 2014 and 2013, such Audit-Related Fees not reported under the caption Audit Fees above.

•	Tax Fees. MSPC billed the Company an aggregate of $60,000 and $62,500 for the fiscal years ended March 31, 2014 and 2013, respectively, for tax services, principally related to the preparation of income tax returns and related consultation.

•	All Other Fees. The Company was not billed by MSPC for the fiscal years ended March 31, 2014 and 2013, respectively, for any permitted non-audit services.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of the Company’s common stock is present and voting, either in person or by proxy, is required for the ratification of the Company’s independent registered accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

MSPC AS INDEPENDENT AUDITORS OF EMERSON FOR THE FISCAL YEAR ENDING MARCH 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers, and stockholders who beneficially own more than 10% of any class of its equity securities registered pursuant to Section 12 of the Exchange Act, to file initial reports of ownership and reports of changes in ownership with respect to the Company’s equity securities with the SEC and the NYSE MKT. All reporting persons are required to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a) of the Exchange Act.

Except as set forth below, based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to the Company, and Forms 5, along with amendments thereto, all parties subject to the reporting requirements of Section 16(a) timely filed all such required reports during and with respect to Fiscal 2014.

Form 3 filings for Messrs. Choong, Hunt and Manski were due in November 2013. Form 3s for Messrs. Hunt and Manski were filed on July 29, 2014. A Form 3 for Mr. Choong was filed on August 11, 2014.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

The Company’s Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Company’s Board of Directors. Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o Emerson Radio Corp., 3 University Plaza, Suite 405, Hackensack, New Jersey 07061. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Stockholder proposals to be presented at the Company’s Annual Meeting of Stockholders to be held in 2015, for inclusion in the Company’s proxy statement and form of proxy relating to that meeting, must be received by the Company at its offices located at 3 University Plaza, Suite 405, Hackensack, New Jersey 07601, addressed to the Secretary, on or before May 13, 2015. If, however, the date of the Company’s 2015 Annual Meeting of Stockholders is changed by more than thirty (30) days from the date of its 2014 annual meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2015 Annual Meeting of Stockholders. Such stockholder proposals must comply with the Company’s bylaws and the requirements of Regulation 14A of the Exchange Act. See “Election of Directors” for information on stockholder submissions of nominations for election to the Board of Directors.

Rule 14a-4 of the Exchange Act governs the Company’s use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to the Company’s 2015 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal prior to July 27, 2015, the Company will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. The Company will pay the cost of soliciting proxies in the accompanying form. The Company’s officers may solicit proxies by mail, telephone, telegraph or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company’s shares of common stock. We have retained the services of American Stock Transfer & Trust Company to solicit proxies by mail, telephone, telegraph or personal contact.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment in the interest of Emerson.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. The Company filed an amendment to its Annual Report on Form 10-K in July 2014 in order to include certain information regarding our management, compensation and other matters. All of the information included in such amendment has been updated and is included in this proxy statement. A copy of the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended March 31, 2014, filed with the SEC, is available (excluding exhibits) without cost to stockholders upon written request made to Investor Relations, Emerson Radio Corp., 3 University Plaza, Suite 405, Hackensack, New Jersey 07601 or on-line at the Company’s web site: www.emersonradio.com.

By Order of the Board of Directors,

/s/ Andrew L. Davis
ANDREW L. DAVIS
Secretary

September 10, 2014

0	¢

EMERSON RADIO CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 8, 2014

The undersigned hereby appoints Andrew L. Davis and Barry Smith, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Emerson Radio Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Emerson Radio Corp. to be held at the law offices of Lowenstein Sandler LLP located at 65 Livingston Avenue, Roseland, NJ 07068, on Wednesday, October 8, 2014, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

EMERSON RADIO CORP.

October 8, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.astproxyportal.com/ast/02008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	21030403003030000000 0	110713

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW AND A VOTE “FOR” PROPOSAL 2

.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O John Howard Batchelor O Lionel Choong O Duncan Hon O Gregory William Hunt O Mark Manski O Kareem E. Sethi O Terence A. Snellings
			FOR	AGAINST	ABSTAIN

2.    To ratify the appointment of MSPC Certified Public Accountants and Advisors, a Professional Corporation as the independent registered public accounting firm of Emerson Radio Corp. for the fiscal year ending March 31, 2015

			☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢